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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Clean Energy Fuels Corp.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-145434, 333-150331, 333-152306, 333-156776, 333-159799, 333-164301, 333-168433, 333-171957, 333-174989, 333-177043, 333-178877, 333-179223, 333-186705, 333-187085, 333-187456, 333-189925, 333-190536, 333-192221, 333-193243, and 333-201379) on Form S-3 and Form S-8 of Clean Energy Fuels Corp. and subsidiaries of our report dated February 26, 2015, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. and subsidiaries as of December 31, 2013 and 2014, and the related consolidated statements of operations, stockholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Clean Energy Fuels Corp. and subsidiaries.

/s/ KPMG LLP

Irvine, California
February 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm